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                                                               EXHIBIT (m)(4)(i)

[ING FUNDS LOGO]

August 1, 2003

Board of Trustees
ING Funds Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258

Re: Amendment to Effective Period
    Reduction in Fee Payable under Distribution Plan for Class A Shares

Ladies and Gentlemen:

         This letter dated August 1, 2003, amends our letter dated September 23, 2002, with regard to the agreed upon adjustment to the distribution fee payable to us under the Distribution Plan for Class A Shares of ING Classic Money Market Fund, ING High Yield Bond Fund, ING Intermediate Bond Fund, ING National Tax-Exempt Bond Fund and ING National Tax-Exempt Money Market Fund (each a "Fund," collectively the "Funds"), each a series of ING Funds Trust (the "Plan").

         The effective period for the fee adjustment outlined below is hereby changed from September 23, 2002 through August 31, 2003 to September 23, 2002 through and including March 31, 2004.

         Fee Adjustment/Waiver

         1) A waiver of the distribution fee for ING High Yield Bond Fund, ING Intermediate Bond Fund, ING National Tax-Exempt Bond Fund and ING National Tax-Exempt Money Market Fund of 0.10% of the average daily net assets attributable to Class A Shares of the Funds; and

         2) A reduction in the distribution fee for ING Classic Money Market Fund of up to 0.40% of 0.50% of the average daily net assets attributable to Class A Shares of the Fund.

         Please indicate your agreement and acceptance of the amended effective period by executing where indicated below.

                                                    Sincerely,

                                                    /s/ Michael J. Roland
                                                    ----------------------------
                                                    Michael J. Roland
                                                    Executive Vice President

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[ING FUNDS LOGO]

AGREED AND ACCEPTED:

ING Funds Trust
(on behalf of the Funds)

By: /s/ Robert S. Naka
    ----------------------
    Robert S. Naka
    Senior Vice President